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              HARBOR FEDERAL BANCORP, INC.
              INCENTIVE COMPENSATION PLAN

                 ____________________

                    1998 AMENDMENT
                 ____________________


     WHEREAS, Harbor Federal Bancorp, Inc. (the "Company") maintains the Harbor Federal Bancorp, Inc. Incentive
Compensation Pan (the "Plan"), and the Company's Board of
Directors has determined that the Plan should be amended in the manner set forth herein.

     NOW, THEREFORE, pursuant to Section 6.01 of the Plan, the Plan is hereby amended as follows, effective March 30, 1998.

     1. Section 6.01 of the Plan shall be amended by adding the following sentence immediately at the end thereof:

           In the event of a Change in Control, each Employee who is a Participant on the date of the Change in Control shall be entitled to receive Benefits for the Plan Year in which the Change in Control closes in an amount not less than the product of (i) a fraction with a numerator equal to the number of days during which the Plan was in effect during the Plan Year, and a denominator equal to 365, and (ii) the highest Benefits paid to the Participant during the preceding three Plan Years.

     2. Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the Plan, other than as stated above.

     WHEREFORE, on this 30th day of March, 1998, the Company hereby executes this 1998 Amendment to the Plan.

                              HARBOR FEDERAL BANCORP, INC.
Witnessed by:

/s/ Janet L. Hatfield         By /s/ Robert A. Williams
----------------------           ---------------------------
                                 Its Chairman of the Board